                                                                Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of eSpeed, Inc. on Form S-1 of our report dated December 7, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to use under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP
New York, New York

December 7, 1999